SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           FAMILY BARGAIN CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

               Delaware                                 51-0299573
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   315 East 62nd Street, New York, NY                      10021
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(Address of principal executive offices)                 (Zip code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.                                                           |_|

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                        |_|

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered
     -------------------                     ------------------------------

            None                                          N/A

       Securities to be registered pursuant to Section 12(g) of the Act:

                __% Convertible Subordinated Debentures due 2006

________________________________________________________________________________
                                (Title of Class)



                               Page 1 of 4 pages

Item 1. Description of Registrant's Securities to be Registered.

     Reference is hereby made to the section entitled "DESCRIPTION OF DEBENTURES" on pages 41 through 45 of Amendment No.1 to the Registrant's Registration Statement (No. 333-09853) on Form S-2 as filed with the Commission on September 30, 1996, pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). The description of the securities contained therein shall be deemed to be incorporated by reference from any prospectus subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act, and into this Registration Statement on Form 8-A/A.

Item 2. Exhibits.

                                               Incorporated By
                                                 Reference To      Exhibit No.
                                                 ------------      -----------
1.   Copy of the section entitled
     "DESCRIPTION OF DEBENTURES" in the
     Registrant's Registration
     Statement on Form S-2.                           (3)              N/A

2.   Constituent instruments defining
     rights of holders of securities to
     be registered.

     2.1   Registrant's Restated
           Certificate of Incorporation.              (1)              3.1

     2.2   Amendments to the
           Registrant's Restated
           Certificate of Incorporation.              (3)              3.2

     2.3   Registrant's Amended and
           Restated Bylaws                            (3)              3.4

     2.4   Form of Indenture between
           the Registrant and American
           Stock Transfer & Trust
           Company with respect to the
           Debentures                                 (3)              4.7

3.   Specimen of each security to be
     registered hereunder.

     3.1   Form of Debenture                          (3)              4.8

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                                Page 2 of 4 pages

(1) The Registrant's Registration Statement on Form S-1, Registration No. 33-47645 filed with the Commission on September 16, 1992.

(2) The Registrant's Registration Statement on Form S-1, No. 33-77488 filed with the Commission on April 7, 1994.

(3) Amendment No.1 to the Registrant's Registration Statement on Form S-2, Registration No. 333-09853 filed with the Commission on September 30, 1996.




                                Page 3 of 4 pages

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      FAMILY BARGAIN CORPORATION


                                      By: /s/ John A. Selzer
                                          ----------------------------------
                                          President and Chief Executive Officer


Date: October 30, 1996



                                Page 4 of 4 pages